Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-136061 on Form S-8 of Ascena Retail Group, Inc., of our report dated January 28, 2013, relating to the financial statements and supplemental schedules of Ascena Retail Group, Inc. 401(k) Savings Plan, appearing in this Annual Report on Form 11-K of Ascena Retail Group, Inc. 401(k) Savings Plan for the year ended July 31, 2012.

/s/ CohnReznick LLP

Roseland, New Jersey

January 28, 2013